Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-31366 and No. 333-168758) on Form S-8 of our report dated June 18, 2018, which appears in this annual report on Form 11-K of the HNI Corporation for the year ended December 31, 2017.

Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin
June 18, 2018